The Manitowoc Company Reports First-Quarter 2017 Financial Results

New product innovation drives first-quarter orders of $488 million, an increase of 17% over prior year; financial results in line with expectations; disciplined cash management drives stable liquidity position at March 31, 2017

MANITOWOC, Wis. - May 8, 2017 - The Manitowoc Company, Inc. (NYSE: MTW) (“Manitowoc”) today reported first-quarter 2017 net sales of $305.8 million versus $427.4 million in the comparable period in 2016.

On a GAAP basis, the Company reported a net loss of ($36.0) million, or ($0.26) per diluted share, in the first-quarter 2017 versus a net loss of ($195.9) million, or ($1.43) per diluted share, in the first-quarter of 2016. The Company’s loss from continuing operations in the first-quarter 2017 and 2016 was ($36.0) million and ($192.7) million, respectively.

Non-GAAP adjusted net loss from continuing operations (1) was ($24.2) million, or ($0.17) per diluted share, in the first-quarter 2017 versus non-GAAP adjusted net loss from continuing operations of
($7.6) million, or ($0.05) per diluted share, in the first-quarter 2016.

“In the first-quarter, we were pleased by the strong customer reception of our new products, many of which were highlighted at ConExpo. Nearly half of our equipment orders in the quarter were for products introduced since becoming a stand-alone crane company last year, which drove year-over-year and sequential orders up by 17% and 40%, respectively. Although the market has not shown signs of a sustained recovery, we are encouraged by the increased orders we booked in the quarter, and at this time reiterating our full-year financial guidance,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Our first-quarter revenue was negatively impacted by the low level of backlog entering 2017, mainly due to historically low levels of crawler crane demand. In addition, our Mobile crane business remains soft in the Americas and the Middle East as a result of continued low rental rates, weakness in used equipment prices and low oil prices, notwithstanding the increased activity in some of the American shale basins. Our Tower crane business performed in line with our expectations, reflecting market share gains in key product lines,” said Pennypacker.

“Despite the challenging market conditions, we remain focused on the things we can control. The relocation of our crawler crane production continues to proceed as planned; on time and within budget. Through judicious working capital management, we delivered improved cash flow from operational activities versus last year and ended the quarter with no outstanding borrowings on our ABL credit facility. This was mainly attributable to utilizing the principles of The Manitowoc Way throughout the organization. Our overall long-term objectives remain unchanged, that is targeting double-digit operating margins by 2020, and being a market leader in lifting solutions,” concluded Pennypacker.

Financial Results

First-quarter 2017 net sales were $305.8 million versus $427.4 million in the first-quarter 2016. Approximately half of the year-over-year decline was attributable to lower crawler crane shipments, with the remaining decline primarily due to lower sales in the Americas, partly offset by increases in Europe from strength in residential and commercial construction trends and new product introductions. Changes in foreign currency rates negatively impacted revenue by $6.4 million for the current quarter.

GAAP operating income (loss) for the first-quarter 2017 was ($23.7) million, compared to income of $0.8 million in the first-quarter 2016. The first-quarter 2017 GAAP operating loss includes $11.7 million of restructuring costs mainly related to plant relocation and severance expenses. Non-GAAP Adjusted EBITDA for the first-quarter 2017 was ($0.8) million compared to Non-GAAP Adjusted EBITDA of $19.5 million in the same period last year.

Backlog totaled $506.3 million at March 31, 2017, up from the fourth-quarter 2016 backlog of $323.8 million. The first-quarter book to bill ratio of 1.6 was the first quarter since the first-quarter 2015 with a book to bill ratio in excess of 1.0.

Cash Flow

Net cash used for operating activities of continuing operations in the first-quarter 2017 was ($32.5) million, compared to ($163.4) million from first-quarter 2016. First-quarter capital expenditures totaled $3.8 million as compared to $10.9 million in the first-quarter 2016.

The Company’s cash totaled $36.1 million at March 31, 2017, a decrease of $33.8 million from the end of the fourth-quarter 2016. At the end of the first-quarter, and consistent with December 31, 2016, the Company had zero borrowings on its ABL revolver. The decrease of $33.8 million of cash during the quarter was mainly attributable to restructuring and other benefit payments, as well as the semi-annual interest payment on the Company’s long-term debt.

Full-Year 2017 Guidance

Manitowoc’s 2017 financial guidance for the full year remains unchanged, and the Company is now providing guidance for income tax expense as:

•	Revenue - down approximately 8-10% year-over-year;

•	Adjusted EBITDA - approximately $41 to $59 million;

•	Depreciation - approximately $40 to $45 million;

•	Capital expenditures - approximately $30 million; and

•	Income tax expense - approximately $7 to $10 million.

The Company provides guidance on a non-GAAP basis as there is uncertainty in the timing and magnitude of future charges that would be included in the reported GAAP results.

Investor Conference Call

On Tuesday, May 9th, 2017, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its first-quarter earnings results during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lift solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2016, Manitowoc’s revenues totaled $1.6 billion, with over half of these revenues generated outside the United States.

Footnote

(1)Non-GAAP adjusted net loss from continuing operations and non-GAAP adjusted operating (loss) income are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items from net loss and operating loss provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Forward-looking Statements

This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward- looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward- looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	potential delays or failures to implement specific initiatives within the restructuring program;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to plant closings, new plant start-ups, and/or consolidations of existing facilities and operations, and its ability to achieve the expected benefits from such actions;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long- term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from first parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth and contraction;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	efficiencies and capacity utilization of facilities;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	impairment of goodwill and/or intangible assets;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three Months Ended March 31, 2017 and 2016
(In millions, except share data)

INCOME STATEMENT

	Three Months Ended March 31,
	2017	2016
Net sales	$305.8	$427.4
Cost of sales	253.9	347.7
Gross profit	51.9	79.7
Operating costs and expenses:
Engineering, selling and administrative expenses	63.3	72.4
Amortization of intangible assets	0.4	0.7
Restructuring expense	11.7	4.4
Other expense	0.2	1.4
Total operating costs and expenses	75.6	78.9
Operating (loss) income	(23.7)	0.8
Other (expense) income
Interest expense	(10.1)	(9.7)
Amortization of deferred financing fees	(0.5)	(0.9)
Loss on debt extinguishment	—	(76.3)
Other (expense) income - net	(0.2)	1.1
Total other expense	(10.8)	(85.8)
Loss from continuing operations before income taxes	(34.5)	(85.0)
Provision for taxes on income	1.5	107.7
Loss from continuing operations	(36.0)	(192.7)
Discontinued operations:
Loss from discontinued operations, net of income taxes	—	(3.2)
Net loss	$(36.0)	$(195.9)

BASIC LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.26)	$(1.41)
Loss from discontinued operations, net of income taxes	—	(0.02)
BASIC LOSS PER COMMON SHARE	$(0.26)	$(1.43)

DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations	$(0.26)	$(1.41)
Loss from discontinued operations, net of income taxes	—	(0.02)
DILUTED LOSS PER COMMON SHARE	$(0.26)	$(1.43)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Weighted average Shares Outstanding - Basic	140,081,711	136,599,912
Weighted average Shares Outstanding - Diluted	140,081,711	136,599,912

In the fourth-quarter of 2016, the Company changed its method of inventory costing for certain inventory to the FIFO method from the LIFO method. The Company applied this changed in method of inventory costing by retrospectively adjusting the prior period financial statements.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
As of March 31, 2017 and December 31, 2016
(In millions)

BALANCE SHEET

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$36.1	$69.9
Accounts receivable - net	138.1	134.4
Inventories - net	461.3	429.0
Notes receivable - net	47.4	62.4
Other current assets	52.6	54.0
Total current assets	735.5	749.7
Property, plant and equipment - net	306.2	308.8
Intangible assets - net	417.7	413.7
Other long-term assets	44.6	45.6
Long-term assets held for sale	1.9	—
TOTAL ASSETS	$1,505.9	$1,517.8

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$336.1	$321.2
Short-term borrowings and current portion of long-term debt	12.9	12.4
Product warranties	32.2	36.5
Customer advances	22.8	21.0
Product liabilities	23.7	21.7
Total current liabilities	427.7	412.8
Non-current liabilities
Long-term debt	268.6	269.1
Other non-current liabilities	238.9	245.4
Total non-current liabilities	507.5	514.5
Stockholders’ equity	570.7	590.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,505.9	$1,517.8

In the fourth-quarter of 2016, the Company changed its method of inventory costing for certain inventory to the FIFO method from the LIFO method. The Company applied this changed in method of inventory costing by retrospectively adjusting the prior period financial statements.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three Months Ended March 31, 2017 and 2016
(In millions)

CASH FLOW SUMMARY

	Three Months Ended March 31,
	2017	2016
Cash flows from operations:
Net loss	$(36.0)	$(195.9)
Non-cash adjustments - net	18.2	132.5
Accounts receivable	(1.8)	(26.1)
Inventories	(31.2)	(33.7)
Notes receivable	5.7	1.6
Other assets	(1.4)	(6.4)
Accounts payable	37.2	(11.2)
Accrued expenses and other liabilities	(23.2)	(24.2)
Net cash used for operating activities of continuing operations	(32.5)	(163.4)
Net cash used for operating activities of discontinued operations	—	(46.8)
Net cash used for operating activities	(32.5)	(210.2)
Cash flows from investing:
Capital expenditures	(3.8)	(10.9)
Proceeds from sale of fixed assets	1.7	1.2
Other	1.1	—
Net cash used for investing activities of continuing operations	(1.0)	(9.7)
Net cash used for investing activities of discontinued operations	—	(2.4)
Net cash used for investing activities	(1.0)	(12.1)
Cash flows from financing:
Payments on long-term debt - net	(1.3)	(1,090.0)
Payments on notes financing - net	(2.2)	(3.7)
Exercises of stock options	2.7	1.9
Debt issuance costs	—	(7.9)
Cash transferred to spun-off subsidiary	—	(17.7)
Dividend from spun-off subsidiary	—	1,361.7
Net cash (used for) provided by investing activities of continuing operations	(0.8)	244.3
Net cash provided by financing activities of discontinued operations	—	0.2
Net cash (used for) provided by investing activities	(0.8)	244.5
Effect of exchange rate changes on cash	0.5	1.6
Net (decrease) increase in cash & cash equivalents	$(33.8)	$23.8

Non-GAAP Financial Measures
Non-GAAP Items
Non-GAAP adjusted net loss from continuing operations and non-GAAP adjusted operating (loss) income are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items from net loss and operating (loss) income provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Non-GAAP Adjusted Net Loss and Loss Per Share from Continuing Operations

	Three Months Ended March 31,
	2017	2016
Net loss	$(36.0)	$(195.9)
Special items, net of tax:
Loss from discontinued operations, net of income taxes	—	3.2
Loss on debt extinguishment	—	76.3
Restructuring expense	11.7	4.4
Separation equity awards	0.1	1.4
Tax valuation allowance and one time tax items	—	103.3
Tax on special items	—	(0.3)
Non-GAAP adjusted net loss from continuing operations	$(24.2)	$(7.6)

Diluted loss per share	$(0.26)	$(1.43)
Special items, net of tax:
Loss from discontinued operations, net of income taxes	—	0.02
Loss on debt extinguishment	—	0.56
Restructuring expense	0.08	0.03
Separation equity awards	—	0.01
Tax valuation allowance and one time tax items	—	0.76
Diluted non-GAAP adjusted net loss per share from continuing operations	$(0.17)	$(0.05)

Non-GAAP Adjusted Operating (Loss) Income

	Three Months Ended March 31,
	2017	2016
Operating (loss) income	$(23.7)	$0.8
Adjustments:
Restructuring expense	11.7	4.4
Amortization of intangible assets	0.4	0.7
Other expense	0.2	1.4
Non-GAAP adjusted operating (loss) income	$(11.4)	$7.3

Margin on non-GAAP adjusted operating (loss) income	(3.7)%	1.7%

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, plus an addback of certain restructuring charges. The reconciliation of GAAP net loss to adjusted EBITDA from continuing operations for the current and previous four quarters, as well as the trailing twelve months is as follows ($'s in millions):

	Three Months Ended						Trailing
	March 31,	June 30,	September 30,		December 31,	March 31,	Twelve
	2016	2016	2016		2016	2017	Months
Net loss	$(195.9)	$(5.8)	$(140.7)		$(33.4)	$(36.0)	$(215.9)
Loss from discontinued operations, net of income taxes	3.2	0.8	1.8		1.4	—	4.0
Interest expense and amortization of deferred financing fees	10.6	10.3	10.5		10.4	10.6	41.8
Provision (benefit) for taxes on income	107.7	0.7	(5.3)		(2.6)	1.5	(5.7)
Depreciation expense	12.2	11.4	11.3		10.7	10.6	44.0
Amortization of intangible assets	0.7	0.8	0.7		0.8	0.4	2.7
EBITDA	(61.5)	18.2	(121.7)		(12.7)	(12.9)	(129.1)
Restructuring expense	4.4	8.8	3.9		6.3	11.7	30.7
Asset impairment expense	—	—	96.9		—	—	96.9
Other expense (income) - net (1)	76.6	(1.7)	—		0.7	0.4	(0.6)
Adjusted EBITDA	19.5	25.3	(20.9)		(5.7)	(0.8)	(2.1)
Depreciation expense	(12.2)	(11.4)	(11.3)		(10.7)	(10.6)	(44.0)
Adjusted operating income (loss)	7.3	13.9	(32.2)	*	(16.4)	(11.4)	(46.1)
Restructuring expense	(4.4)	(8.8)	(3.9)		(6.3)	(11.7)	(30.7)
Asset impairment expense	—	—	(96.9)		—	—	(96.9)
Amortization of intangible assets	(0.7)	(0.8)	(0.7)		(0.8)	(0.4)	(2.7)
Other operating costs and expenses	(1.4)	(0.4)	(0.5)		(0.3)	(0.2)	(1.4)
GAAP operating income (loss)	$0.8	$3.9	$(134.2)		$(23.8)	$(23.7)	$(177.8)

Adjusted EBITDA margin percentage	4.6%	5.5%	(6.0)%		(1.5)%	(0.3)%	(0.1)%
Adjusted operating income (loss) margin percentage	1.7%	3.0%	(9.2)%		(4.3)%	(3.7)%	(3.1)%
(1) Other expense (income) - net includes loss on debt extinguishment, other (expense) income, net.
* As previously disclosed in the Company's third-quarter press release, adjusted operating loss includes $29.9 million of non-cash charges related to inventory reserves, losses from decline in used crane values, product improvement initiatives and plant variances. Excluding these amounts the third-quarter adjusted operating loss would have been $2.3 million.